Cincinnati Bell Reports Fourth Quarter and Full Year 2017 Results

FULL YEAR 2017 HIGHLIGHTS

•	Increased video and internet subscribers

–	Video subscribers totaled 146,500, up 8,900 year-over-year

–	Internet subscribers totaled 308,700, up 5,500 year-over-year

•	Revenue of $1,289 million, and Adjusted EBITDA[1] of $303 million

•	Net income totaled $35 million, resulting in diluted earnings per share of $0.58

•	Cash provided by operating activities totaled $203 million, up $30 million year-over-year

•	Free cash flows[2] totaled $28 million, up $141 million year-over-year
FOURTH QUARTER 2017 HIGHLIGHTS

•	Revenue of $427 million and Adjusted EBITDA of $78 million

•	Strategic revenue of $201 million, up 21%, with Fioptics revenue increasing 17% year-over-year

•	Entertainment and Communications revenue of $197 million, up 2% year-over-year

•	IT Services and Hardware revenue of $233 million, including a $150 million contribution from the OnX Enterprise Solutions acquisition

•	Received merger approval from Hawaiian Telcom shareholders and State of Hawaii Department of Commerce and Consumer Affairs "DCCA" Cable Television Division

CINCINNATI - February 15, 2018 - Cincinnati Bell Inc. (NYSE:CBB), today announced financial results for its full year and fourth quarter, ended December 31, 2017.  For the full year, strategic revenue increased from $638 million to $705 million, driven by strong demand for fiber-based products and $32 million of OnX strategic revenue. Fioptics internet subscribers totaled 226,600 at the end of the fourth quarter, up 5,400 compared to the end of the third quarter of 2017.  Fioptics video subscribers totaled 146,500, up 3,000 from the previous quarter.  During the year, the Company passed an additional 38,800 addresses with Fioptics, which is now available to 572,200 homes and businesses, or approximately 70% of Greater Cincinnati.
Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, commented, "Our strong full year performance demonstrates the solid progress we have made in executing our growth strategy. This was an important year for Cincinnati Bell as we focused on building two distinct, complementary lines of business with expanded geographic reach, customer diversification and increased runway for growth.”
Mr. Fox continued, “Central to this strategy has been the previously announced mergers with OnX and Hawaiian Telcom. These combinations bring meaningful scale to their respective businesses and position us to capitalize on the fast-growing demand for strategic fiber and cloud services offerings. We have successfully completed the acquisition of OnX and integration efforts continue to progress well. I am also pleased to report that we received overwhelming support from Hawaiian Telcom shareholders and the pending merger has made significant headway in gaining the necessary regulatory approvals.”
CONSOLIDATED RESULTS
Consolidated revenue totaled $427 million for the fourth quarter of 2017 and $1,289 million for the full year.
Operating income was $10 million in the fourth quarter of 2017, compared to $11 million in the prior year period. Full year operating income totaling $38 million, decreased from the prior year due to restructuring and severance related charges as well as transaction and integration costs. Adjusted EBITDA totaled $78 million for the fourth quarter of 2017, and $303 million for the full year, in line with the Company’s 2017 revised guidance.
Net loss for the fourth quarter of 2017 totaled $16 million, resulting in diluted loss per share of $0.45. Net income for the full year totaled $35 million, or $0.58 per diluted share.
Entertainment and Communications Segment

•	Entertainment and Communications revenue totaled $197 million for the fourth quarter of 2017 and $790 million for the full year, up $4 million and $21 million year-over-year, respectively.

–	Fioptics revenue totaled $80 million for the fourth quarter, a 17% increase year-over-year, and $310 million for the full year, a 22% increase compared to a year ago.

–	Strategic revenue for business and carrier customers totaled $55 million for the fourth quarter and $217 million for the full year, up 7% and 9% year-over-year, respectively.

•
Operating income was $16 million for the fourth quarter of 2017, up $1 million compared to a year ago. Full year operating income totaling $65 million decreased from the prior year due to increased restructuring and severance related charges.

•	Adjusted EBITDA was $70 million for the fourth quarter of 2017, consistent with the prior year period. Full year Adjusted EBITDA totaled $287 million, up $4 million compared to a year ago.
Cincinnati Bell’s continued strategic investments in fiber allow the Company to expand its portfolio of high density, next-generation fiber to benefit from the growing demand for data capacity and lock in fiber density value for shareholders and customers. In the fourth quarter of 2017, Cincinnati Bell completed several critical milestones regarding the approval process of its pending merger with Hawaiian Telcom. On November 7, 2017, Hawaiian Telcom shareholders overwhelmingly approved the transaction. The merger also cleared the Hart-Scott-Rodino Act review period in November, and received approval from the State of Hawaii DCCA Cable Division on December 8, 2017. Regulatory review processes are also underway with the Federal Communications Commission and the Public Utilities Commission of the State of Hawaii. The merger approval process continues to progress as anticipated and the transaction is expected to close in the second half of 2018. The Company has secured the necessary financing to fund the cash portion of the transaction, refinance existing Hawaiian Telcom indebtedness and pay fees and expenses in connection with the foregoing.
IT Services and Hardware Segment

•
IT Services and Hardware revenue totaled $233 million for the fourth quarter of 2017 and $512 million for the full year, up $138 million and $81 million year-over-year, respectively. IT Services and Hardware revenue in the fourth quarter reflects a $150 million contribution from the OnX acquisition, which mitigated the ongoing declines in hardware sales as well as cost cutting initiatives by a large customer.

–	Strategic revenue totaled $72 million for the fourth quarter, of which OnX contributed $32 million. Full year strategic revenue totaled $199 million up 1% year-over-year.

–
Telecom and IT hardware revenue was $155 million for the fourth quarter of 2017, up $118 million compared to the prior year period, driven by the incremental contribution from OnX. Full year Telecom and IT hardware revenue was $280 million, up $75 million compared to the prior year.

•
Operating income was $3 million for the fourth quarter of 2017 and $11 million for the full year, up $1 million and down $13 million year-over-year, respectively. OnX operating income totaled $2 million in the fourth quarter of 2017.

•
Adjusted EBITDA was $12 million for the fourth quarter, up $4 million from the prior year, including an $8 million contribution from OnX. Full year Adjusted EBITDA totaled $34 million, down $7 million compared to a year ago.

In the beginning of the fourth quarter of 2017, Cincinnati Bell announced the successful completion of its acquisition of OnX Enterprise Solutions, and integration plans are progressing well. The combination of CBTS and OnX supports the Company’s transformation to a leading North American hybrid IT solutions provider, with an expanded footprint of 20+ IT sales offices and addition of approximately 2,000 new customers in Canada and throughout the United States. The combined company’s hosted and managed IT services portfolio coupled with its enhanced scale uniquely positions Cincinnati Bell to capitalize on significant market opportunities presented by UCaaS, cloud, security, and infrastructure needs.
Financial Position and Cash Flow
The Company reported cash provided by operating activities of $203 million for the full year 2017, compared to $173 million in the prior year. Free cash flow totaled $28 million for the full year 2017, an increase of $141 million year-over-year. Capital expenditures were $210 million in 2017, compared to $286 million in 2016. The Company expects full year 2018 capital expenditures between $190 million and $210 million.
2018 Outlook

Cincinnati Bell is providing the following guidance for 2018:

Category	2018 Guidance Range
Revenue	$1,200M - $1,275M
Adjusted EBITDA	$320M - $330M
This revenue guidance reflects the new ASC 606 revenue recognition standard, effective January 1, 2018, and presents Telecom and IT Hardware sales net of product cost. For reference, had the revenue standard not been effective, our revenue guidance range would have been $1,700 million to $1,775 million.
The company's 2018 guidance does not include any contribution from pending merger with Hawaiian Telcom.
Mr. Fox concluded, “As we enter 2018, I am excited about the opportunities to further differentiate ourselves from traditional carriers in the marketplace. Our growth trajectory is supported by our continued investments in high-speed, high-bandwidth fiber networks where we are winning. The pending merger with Hawaiian Telcom represents an important step toward scaling our base of high-quality fiber assets. In addition, the combination of CBTS and OnX positions us as a leading IT solutions provider for next-generation cloud-based products and services. We look forward to building on the strategic milestones achieved in 2017 to deliver long-term value for our shareholders and customers.”
Conference Call/Webcast
Cincinnati Bell will host a conference call on February 15, 2018 at 10:00 a.m. (ET) to discuss its results for the fourth quarter and full year of 2017. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 877-795-3635. Callers located outside of the U.S. and Canada may dial 719-325-2215. To participate, please call 15 minutes prior to the start time. A taped replay of the conference call will be available approximately one hour after the conclusion of the call until 1:00 p.m. (ET) on Thursday, March 1, 2018. For U.S. callers, the replay will be available at 888-203-1112. For callers outside of the U.S. and Canada, the replay will be available at 719-457-0820. The replay reference number is 9458851. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.
Safe Harbor Note
This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about the beliefs, expectations and future plans and strategies of the Company, are forward-looking statements. Actual results may differ materially from those expressed in any forward-looking statements. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements including, but not limited to: those discussed in this release; we operate in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share; we may be unable to grow our revenues and cash flows despite the initiatives we have implemented; failure to anticipate the need for and introduce new products and services or to compete with new technologies may compromise our success in the telecommunications industry; our access lines, which generate a significant portion of our cash flows and profits, are decreasing in number and if we continue to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted; our failure to meet performance standards under our agreements could result in customers terminating their relationships with us or customers being entitled to receive financial compensation, which would lead to reduced revenues and/or increased costs; we generate a substantial portion of our revenue by serving a limited geographic area; a large customer accounts for a significant portion of our revenues and accounts receivable and the loss or significant reduction in business from this customer would cause operating revenues to decline and could negatively impact profitability and cash flows; maintaining our telecommunications networks requires significant capital expenditures, and our inability or failure to maintain our telecommunications networks could have a material impact on our market share and ability to generate revenue; increases in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers; we may be liable for material that content providers distribute on our networks; cyber attacks or other breaches of network or other information technology security could have an adverse effect on our business; natural disasters, terrorists acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations; the regulation of our businesses by federal and state authorities may, among other things, place us at a competitive disadvantage, restrict our ability to price our products and services and threaten our operating licenses; we depend on a number of third party providers, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers; a failure of back-office information technology systems could adversely affect our results of operations and financial condition; if we fail to extend or renegotiate our collective bargaining agreements with our labor union when they expire or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed; the loss of any of the senior management team or attrition among key sales associates could adversely affect our business, financial condition, results of operations and cash flows; our debt could limit our ability to fund operations, raise additional capital, and fulfill our obligations, which, in turn, would have a material adverse effect on our businesses and prospects generally; our indebtedness imposes significant restrictions on us; we depend on our loans and credit facilities to provide for our short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited; the servicing of our indebtedness is dependent on our ability to generate cash, which could be impacted by many factors beyond our control; we depend on the receipt of dividends or other intercompany transfers from our subsidiaries and investments; the trading price of our common shares may be volatile, and the value of an investment in our common shares may decline; the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact our business and financial condition; our future cash flows could be adversely affected if it is unable to fully realize our deferred tax assets; adverse changes in the value of assets or obligations associated with our employee benefit plans could negatively impact shareowners’ deficit and liquidity; third parties may claim that we are infringing upon their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products; third parties may infringe upon our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury; we could be subject to a significant amount of litigation, which could require us to pay significant damages or settlements; we could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws; the timing and likelihood of completing the merger with Hawaiian Telcom, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that competing offers or acquisition proposals for Hawaiian Telcom will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the possibility that the expected synergies and value creation from the proposed transaction involving Hawaiian Telcom will not be realized or will not be realized within the expected time period; the risk that the businesses of the Company and Hawaiian Telcom and other acquired companies will not be integrated successfully; disruption from the proposed transaction involving Hawaiian Telcom making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; and the possibility that the proposed transaction involving Hawaiian Telcom  does not close, including due to the failure to satisfy the closing conditions and the other risks and uncertainties detailed in our filings, including our Form 10-K, with the SEC as well as Hawaiian Telcom’s filings, including its Form 10-K, with the SEC.
These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.
Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income applicable to common shareholders excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction and integration costs, curtailment (gain) loss, asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Free cash flow provides a useful measure of operational performance, liquidity and financial health.  The company defines free cash flow as cash provided by (used in) operating activities, adjusted for capital expenditures, restructuring and severance related payments, transaction and integration payments, preferred stock dividends, dividends received from CyrusOne, and cash used in or (provided by) discontinued operations, including the decommission of wireless towers.  Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.

Net income (loss) applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income (loss) applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income (loss) excluding special items as defined by other companies.
About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE:CBB) provides integrated communications solutions - including local and long distance voice, data, high-speed Internet and video - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%

Revenue	$427.1	$285.3	$141.8	50%	$1,288.5	$1,185.8	$102.7	9%

Costs and expenses
Cost of services and products	278.5	161.6	116.9	72%	761.3	678.9	82.4	12%
Selling, general and administrative	74.3	53.8	20.5	38%	240.9	218.7	22.2	10%
Depreciation and amortization	52.9	47.5	5.4	11%	193.0	182.2	10.8	6%
Restructuring and severance related charges	3.5	11.9	(8.4)	(71)%	32.7	11.9	20.8	n/m
Transaction and integration costs	4.1	—	4.1	n/m	18.5	—	18.5	n/m
Other	4.0	—	4.0	n/m	4.0	1.1	2.9	n/m

Operating income	9.8	10.5	(0.7)	(7)%	38.1	93.0	(54.9)	(59)%

Interest expense	30.3	17.6	12.7	72%	85.2	75.7	9.5	13%
Loss on extinguishment of debt, net	3.2	4.8	(1.6)	(33)%	3.2	19.0	(15.8)	(83)%
Gain on sale of Investment in CyrusOne	—	(5.1)	5.1	n/m	(117.7)	(157.0)	39.3	(25)%
Other (income) expense, net	(2.1)	(6.4)	4.3	(67)%	1.4	(7.6)	9	n/m

(Loss) income from continuing operations before income taxes	(21.6)	(0.4)	(21.2)	n/m	66.0	162.9	(96.9)	(59)%
Income tax (benefit) expense	(5.4)	1.2	(6.6)	n/m	30.9	61.1	(30.2)	(49)%
(Loss) income from continuing operations	(16.2)	(1.6)	(14.6)	n/m	35.1	101.8	(66.7)	(66)%

Income from discontinued operations, net of tax	—	0.3	(0.3)	n/m	—	0.3	(0.3)	n/m

Net (loss) income	(16.2)	(1.3)	(14.9)	n/m	35.1	102.1	(67.0)	(66)%

Preferred stock dividends	2.6	2.6	—	0%	10.4	10.4	—	0%

Net (loss) income applicable to common shareowners	$(18.8)	$(3.9)	$(14.9)	n/m	$24.7	$91.7	$(67.0)	(73)%

Basic net (loss) earnings per common share
(Loss) earnings from continuing operations	$(0.45)	$(0.10)			$0.59	$2.17
Earnings from discontinued operations	$—	$0.01			$—	$0.01
Basic net (loss) earnings per common share	$(0.45)	$(0.09)			$0.59	$2.18

Diluted net (loss) earnings per common share
(Loss) earnings from continuing operations	$(0.45)	$(0.10)			$0.58	$2.17
Earnings from discontinued operations	$—	$0.01			$—	$0.01
Diluted net (loss) earnings per common share	$(0.45)	$(0.09)			$0.58	$2.18

Weighted average common shares outstanding
(in millions)
- Basic	42.2	42.0			42.2	42.0
- Diluted	42.2	42.0			42.4	42.1

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
Entertainment and Communications
Consumer
Strategic
Data	$32.6	$27.8	$4.8	17%	$125.8	$103.0	$22.8	22%
Voice	6.2	5.7	0.5	9%	24.4	21.7	2.7	12%
Video	37.6	33.0	4.6	14%	146.7	123.6	23.1	19%
Services and other	0.4	0.8	(0.4)	(50)%	1.6	3.4	(1.8)	(53)%
	76.8	67.3	9.5	14%	298.5	251.7	46.8	19%
Legacy
Data	7.9	9.8	(1.9)	(19)%	34.9	44.2	(9.3)	(21)%
Voice	15.5	17.1	(1.6)	(9)%	66.3	73.8	(7.5)	(10)%
Services and other	1.1	0.9	0.2	22%	3.3	4.1	(0.8)	(20)%
	24.5	27.8	(3.3)	(12)%	104.5	122.1	(17.6)	(14)%
Integration
Services and other	0.4	0.9	(0.5)	(56)%	0.7	3.9	(3.2)	(82)%

Total consumer revenue	$101.7	$96.0	$5.7	6%	$403.7	$377.7	$26.0	7%

Business
Strategic
Data	$25.6	$24.6	$1.0	4%	100.5	$96.5	$4.0	4%
Voice	17.0	13.9	3.1	22%	63.3	51.7	11.6	22%
Video	0.6	0.6	—	0%	2.5	2.1	0.4	19%
Services and other	0.4	1.0	(0.6)	(60)%	2.0	2.5	(0.5)	(20)%
	43.6	40.1	3.5	9%	168.3	152.8	15.5	10%
Legacy
Data	3.8	4.9	(1.1)	(22)%	17.1	20.3	(3.2)	(16)%
Voice	23.4	26.4	(3.0)	(11)%	97.9	111.5	(13.6)	(12)%
Services and other	0.5	0.3	0.2	67%	1.1	1.3	(0.2)	(15)%
	27.7	31.6	(3.9)	(12)%	116.1	133.1	(17.0)	(13)%
Integration
Services and other	0.4	0.5	(0.1)	(20)%	1.5	1.8	(0.3)	(17)%

Total business revenue	$71.7	$72.2	$(0.5)	(1)%	$285.9	$287.7	$(1.8)	(1)%

Carrier
Strategic
Data	$11.3	$11.1	$0.2	2%	$42.8	$45.0	$(2.2)	(5)%
Services and other	—	—	—	n/m	5.4	—	5.4	n/m
	11.3	11.1	0.2	2%	48.2	45.0	3.2	7%
Legacy
Data	7.1	8.2	(1.1)	(13)%	30.5	35.8	(5.3)	(15)%
Voice	3.7	3.9	(0.2)	(5)%	15.4	16.3	(0.9)	(6)%
Services and other	1.5	1.6	(0.1)	(6)%	6.2	6.3	(0.1)	(2)%
	12.3	13.7	(1.4)	(10)%	52.1	58.4	(6.3)	(11)%

Total carrier revenue	$23.6	$24.8	$(1.2)	(5)%	$100.3	$103.4	$(3.1)	(3)%

Total Entertainment and Communications Revenue	$197.0	$193.0	$4.0	2%	$789.9	$768.8	$21.1	3%

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
IT Services and Hardware
Business
Strategic
Professional Services	$41.3	$20.9	$20.4	98%	$95.5	$89.2	$6.3	7%
Management and Monitoring	5.5	7.9	(2.4)	(30)%	21.1	32.0	(10.9)	(34)%
Unified Communications	7.4	7.3	0.1	1%	29.1	29.4	(0.3)	(1)%
Cloud Services	17.3	13.3	4.0	30%	53.5	46.5	7.0	15%
	71.5	49.4	22.1	45%	199.2	197.1	2.1	1%
Integration
Professional Services	3.2	5.9	(2.7)	(46)%	19.1	17.5	1.6	9%
Unified Communications	3.3	2.4	0.9	38%	13.2	10.4	2.8	27%
Telecom and IT hardware	155.3	37.8	117.5	n/m	280.3	205.7	74.6	36%
	161.8	46.1	115.7	n/m	312.6	233.6	79.0	34%

Total IT Services and Hardware Revenue	$233.3	$95.5	$137.8	n/m	$511.8	$430.7	$81.1	19%

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
Entertainment and Communications
Revenue
Data	$88.3	$86.4	$1.9	2%	$351.6	$344.8	$6.8	2%
Voice	65.8	67.0	(1.2)	(2)%	$267.3	275.0	(7.7)	(3)%
Video	38.2	33.6	4.6	14%	$149.2	125.7	23.5	19%
Services and Other	4.7	6.0	(1.3)	(22)%	$21.8	23.3	(1.5)	(6)%

Total revenue	197.0	193.0	4.0	2%	$789.9	768.8	21.1	3%

Operating costs and expenses
Cost of services and products	96.7	92.4	4.3	5%	379.3	359.5	19.8	6%
Selling, general and administrative	34.2	34.5	(0.3)	(1)%	138.7	141.6	(2.9)	(2)%
Depreciation and amortization	45.6	43.8	1.8	4%	174.7	168.6	6.1	4%
Other*	5.0	7.7	(2.7)	(35)%	31.9	8.5	23.4	n/m

Total operating costs and expenses	181.5	178.4	3.1	2%	724.6	678.2	46.4	7%

Operating income	$15.5	$14.6	$0.9	6%	$65.3	$90.6	$(25.3)	(28)%

IT Services and Hardware
Revenue
Professional Services	$44.5	$26.8	$17.7	66%	$114.6	$106.7	$7.9	7%
Management and Monitoring	5.5	7.9	(2.4)	(30)%	21.1	32.0	(10.9)	(34)%
Unified Communications	10.7	9.7	1.0	10%	42.3	39.8	2.5	6%
Cloud Services	17.3	13.3	4.0	30%	53.5	46.5	7.0	15%
Telecom and IT hardware	155.3	37.8	117.5	n/m	280.3	205.7	74.6	36%

Total revenue	233.3	95.5	137.8	n/m	511.8	430.7	81.1	19%

Operating costs and expenses
Cost of services and products	184.8	72.1	112.7	n/m	394.6	332.4	62.2	19%
Selling, general and administrative	36.1	15.1	21.0	n/m	83.7	58.0	25.7	44%
Depreciation and amortization	7.2	3.7	3.5	95%	18.1	13.5	4.6	34%
Other*	2.5	3.3	(0.8)	(24)%	4.8	3.6	1.2	33%

Total operating costs and expenses	230.6	94.2	136.4	n/m	501.2	407.5	93.7	23%

Operating income	$2.7	$1.3	$1.4	n/m	$10.6	$23.2	$(12.6)	(54)%

	* Other includes restructuring and severance related charges, and pension settlement charges.

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
Revenue
Entertainment and Communications	$197.0	$193.0	$4.0	2%	$789.9	$768.8	$21.1	3%
IT Services and Hardware	233.3	95.5	137.8	n/m	511.8	430.7	81.1	19%
Eliminations	(3.2)	(3.2)	—	0%	(13.2)	(13.7)	0.5	(4)%

Total revenue	$427.1	$285.3	$141.8	50%	$1,288.5	$1,185.8	$102.7	9%

Cost of Services and Products
Entertainment and Communications	$96.7	$92.4	$4.3	5%	$379.3	$359.5	$19.8	6%
IT Services and Hardware	184.8	72.1	112.7	n/m	394.6	332.4	62.2	19%
Eliminations	(3.0)	(2.9)	(0.1)	3%	(12.6)	(13.0)	0.4	(3)%

Total cost of services and products	$278.5	$161.6	$116.9	72%	$761.3	$678.9	$82.4	12%

Selling, General and Administrative
Entertainment and Communications	$34.2	$34.5	$(0.3)	(1)%	$138.7	$141.6	$(2.9)	(2)%
IT Services and Hardware	36.1	15.1	21.0	n/m	83.7	58.0	25.7	44%
Corporate and eliminations	4.0	4.2	(0.2)	(5)%	18.5	19.1	(0.6)	(3)%

Total selling, general and administrative	$74.3	$53.8	$20.5	38%	$240.9	$218.7	$22.2	10%

Depreciation and Amortization
Entertainment and Communications	$45.6	$43.8	$1.8	4%	$174.7	$168.6	$6.1	4%
IT Services and Hardware	7.2	3.7	3.5	95%	18.1	13.5	4.6	34%
Corporate	0.1	—	0.1	n/m	0.2	0.1	0.1	n/m

Total depreciation and amortization	$52.9	$47.5	$5.4	11%	$193.0	$182.2	$10.8	6%

Other*
Entertainment and Communications	$5.0	$7.7	$(2.7)	(35)%	$31.9	$8.5	$23.4	n/m
IT Services and Hardware	2.5	3.3	(0.8)	(24)%	4.8	3.6	1.2	33%
Corporate	4.1	0.9	3.2	n/m	18.5	0.9	17.6	n/m

Total other	$11.6	$11.9	$(0.3)	(3)%	$55.2	$13.0	$42.2	n/m

Operating Income
Entertainment and Communications	$15.5	$14.6	$0.9	6%	$65.3	$90.6	$(25.3)	(28)%
IT Services and Hardware	2.7	1.3	1.4	n/m	10.6	23.2	(12.6)	(54)%
Corporate	(8.4)	(5.4)	(3.0)	56%	(37.8)	(20.8)	(17.0)	82%

Total operating income	$9.8	$10.5	$(0.7)	(7)%	$38.1	$93.0	$(54.9)	(59)%

	* Other includes restructuring, severance related charges, transaction costs and pension settlement charges.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016

Residential voice lines
Legacy voice lines	94.9	99.5	104.9	111.1	117.5
Total Strategic voice lines (Fioptics)	88.8	88.1	87.0	85.5	83.8
Total residential voice lines	183.7	187.6	191.9	196.6	201.3

Business voice lines
Legacy voice lines	167.1	172.1	177.3	183.9	190.7
Strategic voice lines**	166.0	151.9	146.2	136.4	131.7
Total business voice lines	333.1	324.0	323.5	320.3	322.4

Total voice lines	516.8	511.6	515.4	516.9	523.7

Long distance lines	293.6	299.1	304.3	311.0	317.3

Internet subscribers
DSL	82.1	86.7	93.0	100.1	105.6
Fioptics Internet
FTTH	179.8	174.2	168.1	160.3	151.6
FTTN	47.0	47.0	46.0	47.0	46.0
Total Fioptics Internet	226.6	221.2	214.1	207.3	197.6

Total internet subscribers	308.7	307.9	307.1	307.4	303.2

Fioptics video subscribers
FTTH	116.5	113.5	112.8	111.1	107.6
FTTN	30.0	30.0	30.0	30.0	30.0
Total Fioptics video subscribers	146.5	143.5	142.8	141.1	137.6

Fioptics units passed
FTTH	431.3	423.6	415.4	403.7	392.3
FTTN	140.9	141.1	141.3	141.5	141.1
Total Fioptics units passed	572.2	564.7	556.7	545.2	533.4

* Fiber to the Home (FTTH), Fiber to the Node (FTTN)
** Strategic voice lines include VoIP lines and Fioptics voice lines.

Cincinnati Bell Inc.
Net Debt (Non-GAAP) and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	December 31,	December 31,
	2017	2016

Receivables Facility	$—	$89.5
Corporate Credit Agreement - Tranche B Term Loan due 2020	—	315.8
Corporate Credit Agreement - Tranche B Term Loan due 2024	600.0	—
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
8% Senior Notes due 2025	350.0	—
Cincinnati Bell Telephone Notes	87.9	87.9
Capital leases and other debt	82.9	69.5
Net unamortized premium	1.9	8.5
Unamortized note issuance costs	(22.3)	(11.9)

Total debt	1,747.7	1,206.6

Less: Cash and cash equivalents	(396.5)	(9.7)

Net debt (Non-GAAP: as defined by the company)	$1,351.2	$1,196.9

Corporate Credit Agreement availability	$200.0	$150.0

Common shares outstanding	42.2	42.1

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended December 31, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(16.2)
Add:
Income tax benefit				(5.4)
Interest expense				30.3
Loss on extinguishment of debt, net				3.2
Other income, net				(2.1)

Operating income (GAAP)	$15.5	$2.7	$(8.4)	$9.8
Add:
Depreciation and amortization	45.6	7.2	0.1	52.9
Restructuring and severance related charges	1.0	2.5		3.5
Transaction and integration costs	—	—	4.1	4.1
Pension settlement charges	4.0	—	—	4.0
Pension and other retirement plan expenses	3.7	—	0.4	4.1
Adjusted EBITDA (Non-GAAP)	$69.8	$12.4	$(3.8)	$78.4

Adjusted EBITDA Margin (Non-GAAP)	35%	5%	0%	18%

	Three Months Ended December 31, 2016
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(1.3)
Less:
Income from discontinued operations, net of tax				0.3
Loss from continuing operations (GAAP)				(1.6)
Add:
Income tax expense				1.2
Interest expense				17.6
Gain on sale of Investment in CyrusOne				(5.1)
Loss on extinguishment of debt, net				4.8
Other income, net				(6.4)

Operating income (GAAP)	$14.6	$1.3	$(5.4)	$10.5
Add:
Depreciation and amortization	43.8	3.7	—	47.5
Restructuring and severance related charges	7.7	3.3	0.9	11.9
Pension and other retirement plan expenses	3.8	—	0.5	4.3
Adjusted EBITDA (Non-GAAP)	$69.9	$8.3	$(4.0)	$74.2

Adjusted EBITDA Margin (Non-GAAP)	36%	9%	0%	26%

Year-over-year dollar change in Adjusted EBITDA	$(0.1)	$4.1	$0.2	$4.2

Year-over-year percentage change in Adjusted EBITDA	—%	49%	(5)%	6%

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Twelve Months Ended December 31, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$35.1
Add:
Income tax expense				30.9
Interest expense				85.2
Gain on sale of Investment in CyrusOne				(117.7)
Loss on extinguishment of debt, net				3.2
Other expense, net				1.4

Operating income (GAAP)	$65.3	$10.6	$(37.8)	$38.1
Add:
Depreciation and amortization	174.7	18.1	0.2	193.0
Restructuring and severance related charges	27.9	4.8	—	32.7
Transaction and integration costs	—	—	18.5	18.5
Pension settlement charges	4.0	—	—	4.0
Pension and other retirement plan expenses	14.6	—	1.8	16.4
Adjusted EBITDA (Non-GAAP)	$286.5	$33.5	$(17.3)	$302.7

Adjusted EBITDA Margin (Non-GAAP)	36%	7%	0%	23%

	Twelve Months Ended December 31, 2016
	Entertainment and Communications	IT Services & Hardware	Corporate	Total Company
Net income (GAAP)				$102.1
Less:
Income from discontinued operations, net of tax				0.3
Income from continuing operations (GAAP)				101.8
Add:
Income tax expense				61.1
Interest expense				75.7
Gain on sale of Investment in CyrusOne				(157.0)
Loss on extinguishment of debt, net				19.0
Other income, net				(7.6)

Operating income (GAAP)	$90.6	$23.2	$(20.8)	$93.0
Add:
Depreciation and amortization	168.6	13.5	0.1	182.2
Restructuring and severance related charges	7.7	3.3	0.9	11.9
Loss on sale or disposal of assets	0.8	0.3	—	1.1
Pension and other retirement plan expenses	15.1	—	1.9	17.0
Adjusted EBITDA (Non-GAAP)	$282.8	$40.3	$(17.9)	$305.2

Adjusted EBITDA Margin (Non-GAAP)	37%	9%	0%	26%

Year-over-year dollar change in Adjusted EBITDA	$3.7	$(6.8)	$0.6	$(2.5)

Year-over-year percentage change in Adjusted EBITDA	1%	(17)%	(3)%	(1)%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Cash provided by operating activities	$46.6	$27.4	$203.4	$173.1

Capital expenditures	(62.3)	(97.6)	(210.5)	(286.4)
Proceeds from sale of Investment in CyrusOne	—	8.5	140.7	189.7
Acquisitions of businesses, net of cash acquired	(157.4)	—	(167.0)	—
Dividends received from Investment in CyrusOne (equity method investment)	—	—	—	2.1
Other, net	(0.3)	(0.1)	—	(0.9)

Cash used in investing activities	(220.0)	(89.2)	(236.8)	(95.5)

Proceeds from issuance of long-term debt	943.0	210.0	943.0	635.0
Net increase (decrease) in corporate credit and receivables facilities with initial maturities less than 90 days	—	66.0	(89.5)	71.9
Repayment of debt	(396.6)	(298.3)	(403.0)	(759.3)
Debt issuance costs	(17.8)	(2.7)	(19.1)	(11.1)
Dividends paid on preferred stock	(2.6)	(2.6)	(10.4)	(10.4)
Common stock repurchase	—	—	—	(4.8)
Other, net	0.2	(0.1)	(0.8)	3.4

Cash provided by (used in) financing activities	526.2	(27.7)	420.2	(75.3)

Net increase (decrease) in cash, cash equivalents and restricted cash	352.8	(89.5)	386.8	2.3
Cash, cash equivalents and restricted cash at beginning of period	43.7	99.2	9.7	7.4

Cash, cash equivalents and restricted cash at end of period	$396.5	$9.7	$396.5	$9.7

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	46.6	27.4	203.4	173.1
Adjustments:
Capital expenditures	(62.3)	(97.6)	(210.5)	(286.4)
Restructuring and severance related payments	2.4	0.9	29.4	1.8
Preferred stock dividends	(2.6)	(2.6)	(10.4)	(10.4)
Dividends received from Investment in CyrusOne (equity method investment)	—	—	—	2.1
Decommissioning of wireless towers	—	—	—	1.9
Cash used by discontinued operations	—	0.1	—	5.1
Transaction and integration costs	7.2	—	16.1	—

Free cash flow (Non-GAAP)	$(8.7)	$(71.8)	$28.0	$(112.8)

Income tax payments (refunds)	$3.3	$0.3	$(12.9)	$1.7

Cincinnati Bell Inc.
Free Cash Flow (Non-GAAP)
(Unaudited)
(Dollars in millions)

Free Cash Flow (Non-GAAP) for the three months ended December 31, 2016	$(71.8)

Increase in Adjusted EBITDA (Non-GAAP)	4.2
Decrease in capital expenditures	35.3
Decrease in dividends received from Investment in CyrusOne	(1.2)
Decrease in pension and postretirement payments and contributions	2.4
Change in working capital and other	22.4

Free Cash Flow (Non-GAAP) for the three months ended December 31, 2017	$(8.7)

Free Cash Flow (Non-GAAP) for the twelve months ended December 31, 2016	$(112.8)

Decrease in Adjusted EBITDA (Non-GAAP)	(2.5)
Decrease in capital expenditures	75.9
Decrease in interest payments	5.4
Decrease in dividends received from Investment in CyrusOne	(6.3)
Decrease in pension and postretirement payments and contributions	1.2
Change in working capital and other	67.1

Free Cash Flow (Non-GAAP) for the twelve months ended December 31, 2017	$28.0

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016

Entertainment and Communications	$57.5	$41.4	$48.0	$49.5	$93.8
IT Services and Hardware	4.8	1.6	2.1	5.6	3.8
Total capital expenditures	$62.3	$43.0	$50.1	$55.1	$97.6

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	December 31, 2017	December 31, 2016

Net (loss) income applicable to common shareholders (GAAP)	$(18.8)	$(3.9)

Special items:
Loss on sale or disposal of assets	—	—
Transaction and integration costs	4.1	—
Restructuring and severance related charges	3.5	11.9
Loss on extinguishment of debt, net	3.2	4.8
Gain on sale of Investment in CyrusOne	—	(5.1)
Impairment of equity method investment	—	—
Pension settlement charges	4.0	—
Other income, net	(0.7)	(6.4)
Income tax effect of special items *	(2.7)	(0.5)
Total special items	11.4	4.7

Less: income from discontinued operations, net of tax	$—	$0.3

Net (loss) income applicable to common shareowners, excluding special items (Non-GAAP)	$(7.4)	$0.5

Weighted average diluted shares outstanding	42.2	42.1

Diluted (loss) earnings per common share (GAAP)	$(0.45)	$(0.09)

Adjusted diluted earnings per common share (Non-GAAP)	$(0.18)	$0.01

*	Special items have been tax effected such that the normalized effective tax rate is 36% with the exception of transaction costs, which are treated as a discrete item in the quarter incurred.

Cincinnati Bell Inc.
Reconciliation of Net Income Applicable to Common Shareholders (GAAP) to Net Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Twelve Months Ended
	December 31, 2017	December 31, 2016

Net income applicable to common shareholders (GAAP)	$24.7	$91.7

Special items:
Restructuring and severance related charges	32.7	11.9
Loss on sale or disposal of assets	—	1.1
Transaction and integration costs	18.5	—
Loss on extinguishment of debt, net	3.2	19.0
Gain on sale of Investment in CyrusOne	(117.7)	(157.0)
Impairment of equity method investment	4.7	—
Pension settlement charges	4.0	—
Other income, net	(0.7)	(7.5)
Income tax effect of special items *	27.0	50.2
Total special items	(28.3)	(82.3)

Less: income from discontinued operations, net of tax	$—	$0.3

Net (loss) income applicable to common shareowners, excluding special items (Non-GAAP)	$(3.6)	$9.1

Weighted average diluted shares outstanding	42.4	42.1

Diluted (loss) earnings per common share (GAAP)	$0.58	$2.18

Adjusted (loss) diluted earnings per common share (Non-GAAP)	$(0.08)	$0.22

*	Special items have been tax effected such that the normalized effective tax rate is 36% with the exception of transaction costs, which are treated as a discrete item in the quarter incurred.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

	Low	High
2018 Operating Income (GAAP) Guidance Range	$90	$110

Add:

Depreciation and amortization	215	210
Restructuring and severance related charges	10	5
Stock compensation expense	5	5

2018 Adjusted EBITDA (Non-GAAP) Guidance Range	$320	$330

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com